ACKNOWLEDGEMENT AND CONSENT



Acknowledgement and Consent (this "Consent") of
Vanguard Airlines, Inc. dated as of March _____,
1997.

RECITALS: US Airways, Inc. ("US Airways"), as lessor and Vanguard Airlines, Inc. (the "Lessee"), as lessee, entered into that certain Lease Agreement dated as of December 8, 1994 (the "Lease") whereby
US Airways agreed to lease to Lessee and Lessee agreed to lease from US Airways the four Boeing
737-200 series Airframe(s) and Engines identified in the Assignment (defined below). US Airways and First
Security Bank, National Association ("Trustee"), as trustee for the S-C Parties, have entered into an Assignment and Assumption Agreement (the
"Assignment") dated as of March __, 1997, whereby US
Airways has assigned to the Trustee all of the right, title and interest of US Airways in and to the Assigned Documents and the Aircraft. The
Trustee desires that Lessee acknowledge and consent to the Assignment and reaffirm its obligations to the Trustee.

     Accordingly, the Trustee and Lessee agree as follows:

1. DEFINED TERMS. Unless otherwise defined herein or the context requires otherwise, all capitalized terms used herein shall have the meanings assigned to them in the Assignment.

2. ACKNOWLEDGEMENT AND CONSENT. Lessee hereby acknowledges and consents to the Assignment (a copy of which is attached hereto as Exhibit
     "A"), and all of the terms and conditions contained therein.

3.   REPRESENTATIONS, WARRANTIES AND OBLIGATIONS.
     All representations and warranties of Lessee in the Assigned Documents were true and correct when made. Lessee further affirms its liability to the Trustee for all of its obligations and duties under the Assigned
     Documents. Lessee acknowledges and agrees that Trustee shall not be bound by or subject to any of the duties obligating or responsibilities described in Section 4 of the Assignment.

4.   NOTICES.  Pursuant to Section 19.2 of the Lease
     and Section 7.5 of the Supplementary Agreement,
     all requests, notices and other communications
     to the "Lessor" shall, from the date of this
     Consent, be addressed to the Trustee, as
     follows (or to such other address as the
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     Trustee shall specify from time to time):

                    First Security Bank, National
                        Association
                    Corporate Trust Department
                    79 South Main Street - 3rd Floor
                    Salt Lake City, Utah 84111
                    Attention: Corporate Trust
                        Administration

                    with copies to:

                    S-C Domestic Holdings VIII
                    c/o S-C Aviation Financing LDC
                    c/o Curacao Corporation Company
                    N.V.
                    Kaya Flamboyan 9
                    Willemstad, Curacao N.A.
                    Facsimile: 599-9-322008/322009

                    and

                    C-S Aviation
                    888 Seventh Avenue, Suite 2901
                    New York, New York 10106
                    Attention: Thomas Seery
                    Facsimile: 212-246-0102

5. PAYMENTS. All payments to be made to "Lessor" under the Assigned Documents shall, from the date of this Consent, be made to the following bank account
(or to such other account as the Trustee shall specify from time to time):

                    Citibank New York
                    ABA No. 021000089
                    Account No. 10990765
                    For further credit to Citibank London
                    Account number 8228825
                    Account name: S-C Domestic Holdings II LLC

6. INSURANCE. Lessee will cooperate in having the Trustee, the S-C Parties and US Airways named as additional insureds under the liability insurance, and the Trustee named as sole loss payee under the hull insurance procured by Lessee under the Lease.



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7.   MISCELLANEOUS.  This Consent may be executed by
the parties hereto in separate counterparts, each fully executed set of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. This Consent shall be governed by the laws of the State of New York. The respective rights and obligations set forth in this Consent shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.

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     The undersigned has executed this
Acknowledgement and Consent.


Vanguard Airlines, Inc.

                                   By:__________________________

                                   Title:_______________________




Agreed:

First Security Bank, National
Association, as Trustee

By: ___________________________

Title: ________________________


PAGE
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Exhibit "A" to Acknowledgement and Consent



         ASSIGNMENT AND ASSUMPTION AGREEMENT


          ASSIGNMENT AND ASSUMPTION AGREEMENT (this
"Assignment"), dated as of March __, 1997, by and between US Airways, Inc. ("US Airways"), a Delaware corporation formerly known as USAir, Inc., and FIRST
SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as Owner Trustee ("Trustee").

                      RECITALS:

          US Airways and Trustee desire to effect
(a) the transfer by US Airways to Trustee of all of the right, title and interest of US Airways (except as excluded in Section 4 below) in, under and with respect to, among other things, (i) the Aircraft
Lease Agreement (as supplemented by the Lease
Supplement defined below and to the extent relating to the Aircraft, the "Lease"), dated December 8, 1994, between US Airways and Vanguard Airlines, Inc.
(the, "Lessee"), as supplemented by Lease Supplement
No. 3, dated as of December 8, 1994 (the "Lease
Supplement"), (ii) Supplementary Agreement, dated as of October 28, 1994 between US Airways and Lessee, as it relates to the Aircraft (defined below)(iii) all certificates, opinions, and other documents relating to the Operative Document as they relate to the Boeing 737-247 airframe with manufacturer's serial number 19603 and United States Registration
Number N204AU and the Pratt & Whitney model JT8D-9A aircraft engines (which engines have 750 or more rated takeoff horsepower or the equivalent) with manufacturer's serial numbers 667224 and 707332
(such airframe and the engines (as further defined in the Lease), the "Aircraft") (all of the foregoing collectively, the "Assigned Documents"), (iv) the Aircraft, (v) the Hourly Rent Balances and the security deposits of Lessee as they relate to the Aircraft (collectively, the "Assigned Accounts"), and (vi) the proceeds from all of the foregoing; and
(b) the assumption by Trustee of the obligations of US Airways (except as excluded in Section 4 below) to the extent arising after the Effective Date under the Assigned Documents. The Lease was recorded by the Federal Aviation Administration on January 6,
1995 and assigned Conveyance No. Y40259.  The Lease
Supplement was recorded by the Federal Aviation
Administration on January 6, 1995 and assigned
Conveyance No. Y40259.


PAGE
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          NOW, THEREFORE, in consideration of the
mutual agreements contained herein, it is hereby agreed as follows:

           1.DEFINITIONS.  Capitalized terms used
herein without definition shall have meaning ascribed thereto in the Lease unless the context in which such term is used requires another meaning.

           2.  ASSIGNMENT.  US Airways does hereby
sell, convey, assign, transfer and set over to Trustee, effective as of the date first above written (the "Effective Date"), all of its right, title and interest in, under and to the Assigned
Documents, the Assigned Accounts and all other contracts, agreements, documents or instruments in respect of the Aircraft to which US Airways is a party and relating to the Operative Agreements or the Aircraft and any proceeds therefrom, together with all other documents and instruments evidencing any of such right, title and interest.

           3.  ASSUMPTION.  Trustee hereby
undertakes and assumes all of the duties and obligations of US Airways relating to the period after the Effective Date pursuant to the Assigned
Documents and any other contracts, agreements, documents or instruments relating thereto to which US Airways is a party or by which it is bound, and hereby confirms that it shall be deemed a party to and be bound by the Assigned Documents and each other contract, agreement, document or instrument in respect of the Aircraft relating thereto to which US
Airways is a party or by which it is bound as if named therein as "Lessor". Without limiting the foregoing, Trustee acknowledges and agrees that payments of "Basic Rent" under the Lease (whether received by US Airways or by Trustee) shall be credited towards the purchase price for the Aircraft to the extent provided in (and subject to the terms and conditions of) Section 18.2 of the Lease.

           4.  EXCLUDED OBLIGATIONS.
Notwithstanding anything to the contrary set forth
in this Assignment, US Airways is not assigning to
Trustee and US Airways shall remain responsible for,
and Trustee is not assuming from US Airways:  (a)
the duties and obligations described on Schedule A,
(b) the duties and obligations of US Airways that
relate to any period on or prior to the Effective
Date, (c) any other duties and obligations of US
Airways relating to parts or engine consignments,
spare parts or spare engines, and (d) without
limiting the foregoing, the right of US Airways to
receive any Rent due or accrued to US Airways prior
to the Effective Date and any indemnity relating to
events occurring prior to the Effective Date.
 PAGE
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        5.RELEASE OF US AIRWAYS. Except for
liabilities not assumed as provided in Section 4 hereof and for which US Airways shall remain responsible, US Airways shall have no further duty or obligation to Lessee under the Assigned
Documents, the Assigned Accounts or under any other contract, agreement, document or other instrument relating thereto to which US Airways is a party or by which it is bound (other than this Agreement).

           6. FURTHER ASSIGNMENT. In furtherance of the within assignments, US Airways assigns and grants to Trustee all right to collect for the account of Trustee all items sold, transferred or assigned to Trustee pursuant hereto; to institute and prosecute all proceedings that Trustee may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the items sold, transferred or assigned; to defend and compromise any and all actions, suits or proceedings as to title to or interest in the Aircraft or any of the property acquired by Trustee; and to do all such acts and things in relating thereto as Trustee shall deem advisable.

           7.  PAYMENTS.  US Airways hereby
covenants and agrees to pay over to Trustee, if and when received following the Effective Date, any amounts (including any sums payable as interest in respect thereof) paid to or for the benefit of US
Airways that, under Section 2 hereof, belong to Trustee, and Trustee hereby covenants and agrees to pay over to US Airways, if and when received following the Effective Date, any amounts (including any sums payable as interest in respect thereof) paid to or for the benefit of Trustee that, under
Section 2 hereof, belong to US Airways.

           8.FURTHER ASSURANCES. Each party to this Assignment and Assumption Agreement agrees to execute, acknowledge, deliver, file, record and publish such further certificates, amendments, instruments or documents, and to do all such further acts and things, as may be required by law, or as may reasonably be necessary or advisable to carry out the intents and purposes of this Assignment and Assumption Agreement.

           9.  EXPENSES.  Each party hereto shall
bear its own legal fees incurred in connection with the transactions described herein.

          10.  GOVERNING LAW.  This Assignment and
Assumption Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          11. HEADINGS.  Section headings used in
this Assignment are for convenience only and shall not be used in interpreting or construing this Assignment and Assumption Agreement and shall not affect the meaning or
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construction of this Assignment and Assumption
Agreement.

          12. NOTICES.  All notices and other
communications hereunder shall be in writing and shall be deemed given if delivered to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

           i.  IF TO US AIRWAYS:
               US Airways, Inc.
               2345 Crystal Drive
               Arlington, Virginia 22227
               Attention: Director - Aircraft Sales
               Facsimile: 703-418-7515

               with a copy at the same address to
               the attention of US Airways' General
               Counsel, facsimile number (703) 418-5252

          ii.  IF TO TRUSTEE:
               First Security Bank, National
               Association
               79 South Main Street, 3rd Floor
               Salt Lake City, Utah 84111
               Attention: Corporate Trust
               Administration
               Facsimile: 801-246-5053

          13. ENTIRE AGREEMENT.  This Assignment
constitutes the entire agreement among the parties hereto and supersedes all prior agreements and understandings, both written and oral, with respect to the subject matter hereof. There are no representations and warranties of any party hereto except as expressly set forth herein.

          14.  SURVIVAL OF REPRESENTATIONS AND
WARRANTIES. All representations and warranties contained in this Assignment shall survive the Effective Date.

          15.  COUNTERPARTS.  This Assignment may be
executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

          16.  SUCCESSORS AND ASSIGNS.  The
respective rights and obligations set forth in this Assignment shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.

     [remainder of page left blank intentionally]

          IN WITNESS WHEREOF, the parties hereto
have duly executed this Assignment and Assumption
Agreement as of the day and year set forth above.


US AIRWAYS, INC.

By: ____________________________

Name: __________________________

Title: _________________________
Dated: _________________________


FIRST SECURITY BANK, National
  Association, as Owner Trustee

By: ____________________________

Name: __________________________
Title: _________________________

Dated: _________________________



PAGE
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                                           SCHEDULE A


                Excluded Obligations


-    Section 4.2 of the Supplementary Agreement (US
     Airways' representations)

-    Section 5.3 of the Supplementary Agreement
     (license of maintenance program)

-    Section 5.4 of the Supplementary Agreement (US
     Airways-provided maintenance work)

-    Section 5.5 of the Supplementary Agreement
     (provisioning assistance)





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